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                                                                   Exhibit 23.2

                         Consent of Financial Advisor

                              TRIDENT SECURITIES

                   A DIVISION OF MCDONALD INVESTMENTS, INC.

                        4601 SIX FORKS ROAD, SUITE 400

                         RALEIGH, NORTH CAROLINA 27609

                           TELEPHONE (919) 781-8900
                           FACSIMILE (919) 787-1670

                                  May 7, 2002

Board of Directors
FNB Corp.
101 Sunset Avenue
Asheboro, North Carolina 27203

Members of the Board:

   We hereby consent to the use of our name and to the description of our opinion letter to the Board of Directors of Rowan Bancorp, Inc., to be signed and dated the date of the Proxy Statement/Prospectus that is a part of this Registration Statement, under the caption "Opinion of Rowan's Financial Advisor", and to the inclusion of such opinion letter as Appendix C to the Proxy Statement/Prospectus that is a part of this Registration Statement.

                                          TRIDENT SECURITIES
                                          A Division of McDonald Investments,
                                            Inc.

                                               By  /s/ JOHN F. SCHRAMM
                                                   --------------------
                                                      John F. Schramm
                                                      Managing Director